                                            Contact: Jan E. Chason
                                            Chief Financial Officer
                                            MAJESCO HOLDINGS INC.
                                            (732) 225-8910

                                            FOR IMMEDIATE RELEASE

                 MAJESCO REPORTS FIRST QUARTER FINANCIAL RESULTS

Record Net Revenues of $30.7 million, Up 24.8 Percent Over Previous Year Quarter

                     Management Reiterates Guidance for 2005

EDISON, N.J, March 9, 2005 -- Majesco Holdings Inc. (NASDAQ: MJES), an
innovative provider of diversified products and content for digital entertainment platforms, today announced results for its first quarter ended
January 31, 2005.

The Company reported record first quarter net revenues of $30.7 million, compared to $24.6 million reported for the same period in 2004. Gross profit increased to $11.0 million or 35.7 percent of net revenues for the first quarter, compared to $7.5 million, or 30.4 percent of net revenues for the same period in 2004. Operating income was $2.0 million for the 2005 quarter versus operating income of $2.3 million for the same period one year ago.

For the quarter, the Company generated net income of $700,000 compared to net income of $1.1 million for the first quarter of last year. As a result of a one-time charge of $1.1 million related to an incentive granted to certain holders for the exercise of warrants, the Company reported a net loss applicable to common stockholders of ($.02) per share compared to net income applicable to common stockholders of $.25 per share for the same period of last year.
Excluding this one-time charge, the Company would have reported net income per share of $.05 for the first quarter of 2005.

The Company completed the first quarter with working capital of $64.3 million versus a working capital deficiency of ($8.8) million in the same quarter of the prior year, representing a current ratio of 3.5 for 2005 versus .50 for 2004.

Stockholders' equity as of January 31, 2005 was $74.7 million compared to $13.8 million as of October 31, 2004. The increase in the Company's financial condition was principally due to the

completion of its public stock offering in January and related warrant exercise, which provided $60.0 million in net proceeds.

Jan E. Chason, Majesco's Chief Financial Officer commented, "Our record first quarter net revenues were driven by our Video and high-margin Gadget products which were not introduced until the latter half of fiscal 2004. Our gross margin increased to 35.7 percent, underscoring the strength of our diversified product offering strategy. The increased expenses for the quarter were directly related to building the infrastructure necessary to position us for future growth. We expect this level of expenditures to continue as we prepare to release major premium game titles in the coming quarters and implement the support functions associated with being a NASDAQ traded company."

Carl Yankowski, Majesco's Chairman and Chief Executive Officer, commented, "This quarter has been an exciting one for Majesco; we were listed on the NASDAQ
National Market System, and raised $60 million in net proceeds from a successful registered offering and related warrant exercise. We continued to broaden and enhance our product portfolio. Key initiatives include new premium and value games; game titles for Sony's new PSP(TM) including an exclusive three-game partnership with Planet Moon Studios; the release of several new Disney properties for our Game Boy(R) Advance Video product line; and development of several new wireless TV Arcade products. Looking forward, we will continue to invest in product research and development, and enhance our marketing efforts to include more exciting consumer promotions across all our businesses. We are also seeking opportunities to grow the business domestically and internationally, organically, and through strategic partnerships and other affiliations."

RECENT HIGHLIGHTS

o    Lester E. Greenman was appointed Executive Vice President and General
     Manager of Majesco's Video product line, overseeing the content acquisition, development, marketing and sales of videos for handheld platforms - a product line that achieved net revenues in excess of $50 million last year. Greenman will also serve as Chief Legal Officer for the
     Company.

o    Majesco contracted with a 70-piece orchestra, led by Emmy Award-winning conductor Mark Watters, to produce the musical score for "Advent Rising."
     The score was then mixed and recorded by Armin Steiner, the Grammy
     Award-winning mixing engineer best known for his work on such blockbuster movies as "Finding Nemo," "Seabiscuit" and "The Matrix" trilogy. Tommy
     Tallarico, the award-winning composer and video game sound designer, oversaw the composition and sound design.

o    On January 31, Majesco completed a $75 million secondary offering, resulting in approximately $42.0 million in net proceeds to the Company to fund future growth. In addition, during the quarter the Company received
     $18.0 million through the exercise of warrants originally issued to investors as part of the Company's February 2004 private placement bringing the Company $60.0 million in total. Simultaneously, the Company announced it had been listed on the NASDAQ National Market System.

KEY ANNOUNCED UPCOMING PRODUCTS

o    Psychonauts, the anticipated new video game being developed by Double Fine
     Productions, a studio founded and managed by award-winning game designer
     Tim Schafer. The Company plans to launch Psychonauts in the second quarter of 2005 for the PlayStation(R)2 computer entertainment system, Xbox(R)
     video game system from Microsoft and PC.

o    Advent Rising, the first title in a planned trilogy of games, has been developed in collaboration with award-winning science fiction author Orson
     Scott Card. This premium title is scheduled to ship during the third quarter for the Xbox and PC.

o    Jaws, based on one of the most enduring action-suspense films of all time, is being developed by Appaloosa. The game features an innovative twist where players assume the role of the shark. Jaws is planned for release this summer for the PlayStation 2, Xbox and PC.

o    Infected, a thrilling new run-and-gun shooter that allows players' avatars to invade opponents' PSP systems via multiplayer victories. Infected is scheduled to ship this fall and is the first release in an exclusive three game PSP deal between Majesco and Planet Moon Studios.

o    The Company announced a development contract with award-winning Swedish developer, Starbreeze Studios, the developer behind the critically acclaimed game, Chronicles of Riddick: Escape From Butcher's Bay, to develop content for the next generation of console systems.

o    Advent Shadow, an original title for the forthcoming PSP, is an entirely new game designed exclusively for the PSP, written and directed by the creators of the Advent Trilogy and developed by Full Fat Productions. It is scheduled for release in the third quarter.

o    Phantom Dust, a unique action/strategy game developed by Microsoft Games
     Studios Japan is scheduled to ship later this month exclusively for the
     Xbox and will include Xbox Live support.

o    Raze's Hell, a new, darkly comic, third-person shooter, is also exclusive for Xbox and featuring Xbox Live support. It was developed by Artech
     Studios is scheduled to launch in the second quarter.

o    The Company secured Game Boy Advance video rights to several Disney properties, which will culminate in the launch of four initial titles that include well-known properties such as Disney's Kim Possible, Disney's Lilo
     & Stitch, TheProud Family and Super Robot Monkey Team, and Brandy & Mr.
     Whiskers.

2005 OUTLOOK

Management reiterated its expectations for fiscal 2005, expecting revenue of
$175 - $185 million and operating income of $16 - $18 million. This guidance anticipates increases in net revenue for all product lines and improvement in the profitability from video games, while including consideration for planned increased investment in marketing as well as increased infrastructure to support the Company's anticipated growth and to meet the requirements of being a NASDAQ traded company.

CONFERENCE CALL

At 5:00 PM EST (2:00 PM PST) today, management will host a conference call to discuss the results.

To listen to the call, please dial 888-694-4676, approximately five minutes prior to the start of the call. International participants can access the call by dialing 973-935-8512. For those who cannot listen to the live conference call, a replay will be available until midnight on March 16, 2005. The access number for the replay is 877-519-4471 for U.S. participants and 973-341-3080 for international participants. The conference identification code is 5770097.

Additionally, the call will be web cast by ViaVid Broadcasting and can be accessed at Majesco's website at www.majescogames.com. The web cast may also be accessed at ViaVid's website at www.viavid.net. To access the web cast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit: http://www.microsoft.com/windows/windowsmedia/en/
download/default.asp.

ABOUT MAJESCO

Headquartered in Edison, NJ, Majesco Holdings Inc. (NASDAQ: MJES) is an
innovative provider of diversified products and content for digital entertainment platforms. The Company's three main product lines include Games, which includes highly anticipated titles such as Advent Rising and Psychonauts;
Videos, which highlights the Company's platform-independent video compression technology, and Gadgets, which includes innovative digital entertainment products like the Wireless Messenger for Game Boy Advance. More information about the Company can be found online at www.majescogames.com.

Safe Harbor
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of
the Securities Act of 1933, as amended, and Section 21E of the

Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should,"
"expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors. These factors include but are not limited to, the demand for our products; timely development and release of our products; the ability to secure licenses to valuable entertainment properties on favorable terms;
continued consumer acceptance of the gaming platforms on which our products operate and our products; competitive factors in the businesses in which we compete; fulfillment of orders preliminarily made by customers; the ability to attract and retain key personnel; adverse changes in the securities markets; and
the availability of and costs associated with sources of liquidity. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

           All trademarks are properties of their respective owners.

                                TABLES TO FOLLOW

                                       ###

                        MAJESCO SALES INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (in thousands, except for share amounts)

                                                             Three Months Ended January 31,
                                                           -----------------------------------
                                                               2005                   2004
                                                           -----------            ------------
                                                                       (unaudited)
----------------------------------------------------------------------------------------------

 Net revenues                                                 $ 30,719             $ 24,619
----------------------------------------------------------------------------------------------

 Cost of sales
   Product costs                                                16,724               15,191
   Software development costs and license fees                   3,030                1,932
----------------------------------------------------------------------------------------------
 Total cost of sales                                            19,754               17,123
----------------------------------------------------------------------------------------------

 Gross profit                                                   10,965                7,496
----------------------------------------------------------------------------------------------

 Operating expenses
   Research and development                                        814                  574
   Selling and marketing                                         5,276                2,798
   General and administrative                                    2,153                1,685
   Non-cash compensation                                           465                    -
   Depreciation and amortization                                   287                   90
----------------------------------------------------------------------------------------------
 Total operating expenses                                        8,995                5,147
----------------------------------------------------------------------------------------------

 OPERATING INCOME                                                1,970                2,349
----------------------------------------------------------------------------------------------
 Other non-operating expenses
   Interest expense and financing costs                            734                  635
   Unrealized loss on foreign exchange contract                     69                  315
   Merger costs                                                      -                  342
----------------------------------------------------------------------------------------------
 Income before income taxes                                      1,167                1,057
 Provision for income taxes                                        467                    -
----------------------------------------------------------------------------------------------
 Net income                                                        700                1,057
 Warrant charge                                                  1,100                    -
----------------------------------------------------------------------------------------------
 Net income (loss) attributable to common stockholders          $ (400)             $ 1,057
==============================================================================================

 Net income (loss) attributable to common
   stockholders per share
              Basic                                            $ (0.02)              $ 0.25
                                                            ==========           ==========
              Diluted                                          $ (0.02)              $ 0.10
                                                            ==========           ==========
 Weighted average shares outstanding
              Basic                                         16,175,243            4,247,510
                                                            ==========           ==========
              Diluted                                       16,175,243           10,162,339
                                                            ==========           ==========

                     MAJESCO HOLDINGS INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                  (dollars in thousands, except share amounts)

                                                                                                  January 31,
                                                                                         ----------------------------   October 31,
                                                                                             2005           2004           2004
                                                                                         ------------   ------------   ------------
                                                                                                 (unaudited)

 ASSETS
 Current assets
   Cash and cash equivalents                                                                $ 54,548        $ 434        $ 4,170
   Due from factor                                                                             9,061          295          9,491
   Inventory                                                                                   8,455        1,836         12,755
   Capitalized software development costs and prepaid license fees - current
     portion                                                                                  15,357        5,182         10,574
   Prepaid expenses                                                                            2,143        1,038            831
                                                                                            --------      -------       --------
     Total current assets                                                                     89,564        8,785         37,821
 Property and equipment - net                                                                    765          787            798
 Capitalized software development costs and prepaid license fees                               9,093            -          4,952
 Other assets                                                                                    536           68            381
                                                                                            --------      -------       --------
     Total assets                                                                           $ 99,958      $ 9,640       $ 43,952
                                                                                            ========      =======       ========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
   Accounts payable and accrued expenses                                                    $ 22,667     $ 11,890       $ 19,985
   Inventory financing payable                                                                   540          667          6,750
   Advances from customers                                                                     2,043        1,632          2,171
   Settlement obligations - current portion                                                        -        2,935              -
   Loans payable - stockholders - current portion                                                  -          475              -
                                                                                            --------      -------       --------
     Total current liabilities                                                                25,250       17,599         28,906

 Settlement obligations                                                                            -        2,710              -
 Capital lease obligations                                                                         -           21              -
 Loans payable - stockholders                                                                      -        3,000              -
 Loans payable - related party                                                                     -        1,000              -
 Dividend payable in common stock                                                                  -            -          1,261

 Commitments and contingencies

 Stockholders' equity (deficiency):
 Common stock - $.001 par value; 250,000,000 shares authorized; 22,104,804,
  5,454,090 and 15,403,704 issued and outstanding at January 31, 2005,
   January 31, 2004 and October 31, 2004, respectively.                                           22            5             15
 Series A Convertible Preferred stock - $.001 par value; 10,000,000 shares authorized;
    1,000,000 shares designated and 132,142 shares issued and outstanding at                       -            -              -
   January 31, 2004.                                                                               -            -              -
 Additional paid in capital                                                                   90,503      (15,717)        29,194
 Accumulated deficit                                                                         (15,788)       1,057        (15,388)
 Accumulated other comprehensive loss                                                            (29)         (35)           (36)
                                                                                            --------      -------       --------
     Total stockholders' equity                                                               74,708      (14,690)        13,785
                                                                                            --------      -------       --------
     Total liabilities and stockholders' equity                                             $ 99,958      $ 9,640       $ 43,952
                                                                                            ========      =======       ========